Exhibit 99.2
Atari, Inc. Stockholders Approve One for Ten Reverse Stock Split
- Atari to satisfy NASDAQ Continued Listing Requirement -
NEW YORK — January 3, 2007 — Atari, Inc. (Nasdaq: ATAR) an interactive entertainment company, today announced that its stockholders have approved a one-for-ten reverse stock split that will allow Atari to meet the minimum stock price requirements for continued listing on the Nasdaq Global Market.
As a result of today’s action, effective at the close of business on January 3, 2007, each 10 shares of Atari common stock, par value $0.01 per share, will become one share of common stock, par value $0.10 per share. Stockholders who would be entitled to fractions of a share will receive cash instead of the fractional shares.
By letter dated December 20, 2006, Atari has been told by Nasdaq that if, following the reverse split, its shares trade above $1.00 for ten days ending on or before January 18, 2007 Nasdaq will withdraw its decision to suspend the listing of Atari’s common stock on the Nasdaq Global Market.
Atari will be distributing materials with which stockholders of record can submit the certificates that represented their pre-reverse split shares to be exchanged for certificates that represent post-reverse split shares. However, the reverse split will apply to all shares that are outstanding at the close of business on January 3, 2007, regardless of when or whether certificates that represented pre-reverse split shares are exchanged for certificates that represent post-reverse split shares.
David Pierce, Atari’s President and Chief Executive Officer, said “We are pleased that our stockholders have approved this step that will enable our common stock to continue to be listed on the Nasdaq Global Market. We view that listing as an important benefit to our stockholders.”
About Atari, Inc.
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company’s 1,000+ titles include hard- core, genre-defining franchises such as Test Drive(R) and Deer Hunter (R); and mass-market and children’s franchises such as Nickelodeon’s Dora the Explorer(TM), and Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France- based Infogrames Entertainment SA (Euronext — ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.
Safe Harbor Statement
With the exception of the historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company’s quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings.
The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
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